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                                                  Equality Bancorp, Inc.

                                                     Stock Order Form
                                           ------------------------------------
                                                               EXPIRATION DATE
                                             EQUALITY SAVINGS  for Stock Order
                                            STOCK INFORMATION      Forms:
                                                  CENTER               , 1997
                                           4131 S. Grand Blvd.   12:00 Noon,
                                           St. Louis, MO 63118  Central Time
                                              (314) 352-3199
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this Form.
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                                            The minimum number of shares that
 (1) NUMBER OF SHARES                       may be subscribed for is 25
                SUBSCRIPTION PRICE          shares. The maximum number is
                                            62,500 shares for any individual,
                                            which includes Exchange Shares as
                                            defined in the Prospectus.
                             (2) TOTAL PAYMENT DUE
                  $10.00

               X          =

[_]
 (3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION (6) PURCHASER INFORMATION
                                               Eligible Account Holder --
 Check here if you are a director,              Check here if you were a
 officer or employee of Equality Savings       depositor of at least $50.00
 or a member of such person's immediate        at Equality Savings on March
 family.                                       31, 1996. Enter information
                                               below for all deposit
                                               accounts that you had at
                                               Equality Savings on March 31,
                                               1996.
                                           A. [_]
-------------------------------------------
                          Check Amount
[_] (4) METHOD OF PAYMENT/CHECK
                                               Supplemental Eligible Account
                                               Holder--Check here if you
                                               were a depositor of at least
                                               $50.00 at Equality Savings on
                                                  , 1997 but are not an
                                               Eligible Account Holder.
                                               Enter information below for
                                               all deposit accounts that you
                                               had at Equality Savings on
                                                       , 1997.
                                           B. [_]
 Enclosed is a check,
 bank draft or money
 order made payable to
 Equality Bancorp.
 Inc. in the amount
 of:

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[_] (5) METHOD OF PAYMENT/WITHDRAWAL           Other Member -- Check here if
                                               you held a deposit at
                                               Equality Savings on         ,
                                               1997 or a loan as of October
                                               22, 1995 which was
                                               outstanding on         ,
                                               1997.
                                           C. [_]
 The undersigned authorizes withdrawal
 from the following account(s) at
 Equality Savings. There is no penalty
 for early withdrawal used for this
 payment.
 --------------------------------------

   Account Number(s)      Withdrawal
                          Amount(s)
 --------------------------------------        Account Title (Names on
                                               Accounts)
                                                                   Account
                                                                   Number(s)
 --------------------------------------    ----------------------------------
 --------------------------------------    ----------------------------------
 --------------------------------------    ----------------------------------

  Total Withdrawal   ------------------
       Amount PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF
                                            ADDITIONAL SPACE IS NEEDED,
                                            PLEASE UTILIZE THE BACK OF THIS
                                            STOCK ORDER FORM.

 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
 [_] Individual    [_] Joint Tenants
                                  [_] Tenants in Common
                   [_] Corporation or Partnership
                                  [_] Uniform Gifts to Minors Act
 [_] Fiduciary (i.e. trust, estate, etc.)         [_] Other _________________
 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)

                                                        Social Security # or
                                                        Tax ID

                                                     --------------------------
 Name(s) continued                                     (10) DIVIDEND DIRECT
                                                       DEPOSIT OPTION
                                                      [_]

                                                       Check here if you
 Street Address                       City             wish to have
                                                       dividends deposited
                                                       directly into an
                                                       Equality Savings
                                                       account.


 (9) TELEPHONE                State   Zip Code
 INFORMATION     Daytime


 (   )                                                     ACCOUNT NUMBER
                                      -------------    ----------------------

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 (11) NASD AFFILIATION
[_]                                                    (12) ASSOCIATE--ACTING
                                                       IN CONCERT
                                                      [_]
                                                       Check here, and
 Check here if you are a member of the National        complete the reverse
 Association of Securities Dealers, Inc. ("NASD"),     side of this Form, if
 a person associated with an NASD member, a member     you or any associates
 of the immediate family of any such person to         (as defined on the
 whose support such person contributes, directly       reverse side of this
 or indirectly, or the holder of an account in         Form) or persons
 which an NASD member or person associated with an     acting in concert
 NASD member has a beneficial interest. To comply      with you have
 with conditions under which an exemption from the     submitted other
 NASD's Interpretation With Respect to Free-Riding     orders for shares in
 and Withholding is available, you agree, if you       the Subscription
 have checked the NASD Affiliation box, (i) not to     and/or Community
 sell, transfer or hypothecate the stock for a         Offerings.
 period of 90 days following issuance, and (ii) to
 report this subscription in writing to the
 applicable NASD member within one day of payment
 therefor.
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 (13) ACKNOWLEDGMENT
 This fully completed Stock Order Form must be actually received by Equality
 Savings, no later than 12:00 p.m. Noon, Central Time, on        , 1997,
 unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to any full service office of Equality Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion and Reorganization of First Missouri Financial, M.H.C. and Equality Savings and Loan Association, F.A. (the "Plan of Conversion and Reorganization"). If the Plan of Conversion and Reorganization is not approved by the voting members of First Missouri Financial, M.H.C. at a Special Meeting to be held on
   , 1997, or any adjournment thereof, or certain other conditions set forth in the Plan of Conversion and Reorganization are not satisfied, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Equality Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion and reorganization is not completed within 45 days after the completion of the Subscription Offering) without the consent of First Missouri, and if authorization to withdraw from deposit accounts at Equality Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Equality Savings and Equality Bancorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 SIGNATURE             DATE   SIGNATURE            DATE
 I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.
 I also acknowledge receipt of a Prospectus dated        , 1997

                                                          CATEGORY ____________
                                                          ORDER # ___ BATCH ___
                                                          DEPOSIT _____________
 A SIGNED CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS
(SEE REVERSE SIDE)

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
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ITEM (12)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than
Associates (as defined) or by     Equality Savings, First Missouri, Equity
persons acting in concert with    Bancorp, or a majority-owned subsidiary of
you.                              Equality Savings, First Missouri or Equality
                                  Bancorp) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include
                                  Equality Bancorp's or Equality Savings'
                                  employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Equality Savings, any of its subsidiaries, First Missouri or Equality Bancorp.


                     Number of
  Name(s) listed on   Shares
  other Stock Order   Ordered
        Forms
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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

                             FORM OF CERTIFICATION

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY EQUALITY SAVINGS AND LOAN ASSOCIATION, F.A. (THE "ASSOCIATION") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, 112 W. John Carpenter Freeway, Dallas, Texas 75039-2010 at (972) 281-2000.

 I/We further certify that, before purchasing the common stock, par value $.01 per share, of Equality Bancorp, Inc., the proposed holding company for Equality Savings and Loan Association, F.A., I/we received a Prospectus
 dated        , 1997 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Effect of Interest Rates
   2. Reliance on Mortgage-Banking Operations
   3. Federal Legislative Proposals Would Eliminate the Federal Savings Association and Unitary Savings and Loan Holding Company Charters
   4. Increase in Commercial Business Lending
   5. Adequacy of the Association's Allowance for Loan Losses
   6. Competition
   7. Dependence on Key Personnel
   8. Effect of Anti-Takeover Provisions in Discouraging Takeover Offers and Changes in Management
   9. Effect of Voting Control by Directors and Executive Officers on Corporate Governance
  10. Possible Dilutive Effect of Issuance of Additional Shares
  11. Possible Adverse Income Tax Consequences

 Signature                    Date       Signature                    Date


 Name (Please Print)                     Name (Please Print)